EXHIBIT 10.47

TYSON FOODS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT
AND LIFE INSURANCE PREMIUM PLAN
(AMENDED AND RESTATED AS OF MARCH 1, 2007)

TABLE OF CONTENTS

PAGE

SECTION 1 INTRODUCTION	1
SECTION 2 DEFINITIONS	1
SECTION 3 PARTICIPATION	9
SECTION 4 SERP BENEFITS	11
SECTION 5 FORMS OF SERP PAYMENT	13
SECTION 6 LIFE INSURANCE PREMIUM PAYMENTS	14
SECTION 7 ADMINISTRATION OF THE PLAN	14
SECTION 8 CERTAIN RIGHTS AND LIMITATIONS	15
SECTION 9 AMENDMENT AND TERMINATION OF THE PLAN	17
ARTICLE 10 CLAIMS REVIEW PROCEDURE	19
ARTICLE 11 ADOPTION BY AFFILIATES	23

SECTION 1

INTRODUCTION

The Company maintains the Tyson Foods, Inc Supplemental Executive Retirement and Life Insurance Premium Plan (the “Plan”) originally effective as of March 12, 2004.

The Company desires to amend the Plan to revise the eligibility provisions to narrow the class of eligible employees; to provide for the continuation of benefit accruals by those existing Participants who would not be eligible to participate in the Plan if they were hired or rehired on or after March 1, 2007 and to address and clarify the treatment of eligible employees who cease to qualify for active participation in the Plan due to the change in eligibility criteria or otherwise. and

The Company also desires to amend the Plan to comply with, and make changes permitted by, the American Jobs Creation Act of 2004 and the rules and regulations promulgated thereunder.

The Company currently intends to maintain the Plan indefinitely. The Plan provides for each Plan Sponsor to pay its respective benefits and administrative costs from its general assets. The establishment of the Plan shall not convey rights to Participants or any other person which are greater than those of the general creditors of the Plan Sponsor.

The terms and conditions of participation and benefits under the Plan are determined exclusively by the provisions of this document. In the event of any conflict between the provisions of this document and any other description of the Plan, the provisions of this document control. The provisions of this document are generally effective as of March 1, 2007, except as otherwise provided herein.

SECTION 2

DEFINITIONS

As used in this Plan, the masculine pronoun shall include the feminine and the feminine pronoun shall include the masculine unless otherwise specifically indicated. In addition, the following words and phrases as used in this Plan shall have the following meaning unless a different meaning is plainly required by the context:

2.1       “Actuarial Equivalent” means a benefit of equivalent value, when computed on the basis of the same mortality table and the rate or rates of interest and/or empirical tables. The Plan Administrator shall establish the applicable mortality table, rate of interest and/or empirical table in its sole discretion. Prior to a Change of Control, the Plan Administrator may change the table(s) and/or rate(s) of interest used in determining whether a benefit is the Actuarial Equivalent of another benefit. No Participant shall accrue a right to have any particular table or interest rate used in computing the lump sum value of his or her SERP benefit and, therefore, differences in Actuarial Equivalent computations attributable to varying table(s) and/or rate(s) of interest shall not be deemed a part of a Participant’s “accrued” benefits as described in Section

9.1. Effective with a Change of Control, the table(s) and rate(s) of interest shall remain the same as those in effect immediately prior to a Change of Control.

2.2       “Affiliate” means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o).

2.3	“Board of Directors” means the Board of Directors of Tyson Foods, Inc.

2.4       “Change of Control” means any one of the following events occurring after March 12, 2004:

(a)       the acquisition by any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this Subsection (a), the following shall not be deemed to result in a Change of Control, (i) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company, in which case any such subsequent acquisition shall be deemed to be a Change of Control; or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b)       a merger, consolidation, share exchange, combination, reorganization or like transaction involving the Company in which the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction;

(c)       the sale or transfer (other than as security for the Company’s obligations) of more than fifty percent (50%) of the assets of the Company in any one transaction or a series of related transactions occurring within a one (1) year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

(d)       the sale or transfer of more than fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company by the holders thereof in any one transaction or a series of related transactions occurring within a one (1) year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

(e)       within any twelve-month period the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors; provided that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) relating to the election of directors of the Company shall be deemed to be an Incumbent Director; or

(f)	the dissolution or liquidation of the Company.

2.5       “Code” means the Internal Revenue Code of 1986 and all regulatory guidance promulgated thereunder, as the same may be amended and modified from time to time.

2.6	“Company” means Tyson Foods, Inc. and any successor thereto.

2.7       “Compensation” means the base salary paid to an Active Participant or deferred for services rendered to the Company or an Affiliate during any year in which the Participant accrues Creditable Service, including any deferrals of base salary or bonus under a 401(k) plan, deferrals under a non-qualified, defined contribution deferred compensation plan or salary reduction under a cafeteria plan of the Company or an Affiliate, plus any annual cash bonus payable to an Active Participant under a recurring bonus program applicable to one or more classes of employees. Compensation shall not include any other forms of compensation, fringe benefits or severance payments or benefits, whether characterized as such, made pursuant to any employment agreement, separation agreement, severance plan or policy or any similar arrangement, unless such agreement, plan, policy or arrangement expressly provides that the special termination or severance payments or benefits are to be included as Compensation under the Plan.

Notwithstanding the foregoing, with respect to any period of absence (during which disability benefits are being paid to the Participant under a short-term or long-term disability plan then maintained by the Company or an Affiliate) which is included as Creditable Service, the Participant’s annual Compensation for purposes of the Plan during such period of absence shall be deemed to be the greater of (a) his Compensation paid for the last full calendar year of his employment immediately preceding the beginning of such absence, or (b) the actual Compensation the Participant received in the year the absence began.

2.8       “Contracted Officer” means an employee of a Plan Sponsor who has a written employment agreement in effect with the Plan Sponsor for the performance of services in a recognized officer position of the employing entity.

2.9	“Creditable Service” means:

(a)       The total number of years and completed months of continuous service rendered by an Active Participant for the Company or an Affiliate while an Eligible Contracted Officer from and after January 1, 2004.

(b)       Periods of authorized leaves of absence from the Company or any Affiliate credited to an Eligible Contracted Officer on or after January 1, 2004, including but not limited to leaves required to be granted pursuant to the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act, and, notwithstanding any other provision of this Plan to the contrary, any period of an authorized leave of absence on or after January 1, 2004 credited to an Eligible Contracted Officer while disability benefits are being paid under a short-term or long-term disability plan then maintained by the Company or an Affiliate.

(c)       Any prior Creditable Service under this Plan rendered by a Participant who ceases to be an Active Participant shall be disregarded, unless the prior Creditable Service is to be recognized pursuant to Section 3.5 or unless otherwise recognized by the Plan Administrator and communicated to the Participant in writing. Subject to approval by the Plan Administrator, a Participant may be granted additional years of Creditable Service for purposes of determining retirement benefits under the Plan. Additional service granted under provisions of an individual agreement between the Company or any Affiliate and a Participant or under any severance plan or policy of the Company covering the Participant shall also be included in determining Creditable Service, but only in accordance with the specific terms of such provisions.

Subject to approval by the Plan Administrator, a Participant may be granted additional years of Creditable Service for purposes of determining retirement benefits under the Plan. Additional service granted under provisions of an individual agreement between the Company or any Affiliate and a Participant or under any severance plan or policy of the Company covering the Participant shall also be included in determining Creditable Service, but only in accordance with the specific terms of such provisions.

2.10     “Disability” means a disability of a Participant which, in the opinion of the Plan Administrator, causes a Participant to be totally and permanently disabled due to sickness or injury so as to be completely unable to perform any and every duty pertaining to his occupation from a cause other than as specified below:

(a)       excessive and habitual use by the Participant of drugs, intoxicants or narcotics;

(b)       injury or disease sustained by the Participant while willfully and illegally participating in fights, riots, civil insurrections or while committing a felony;

(c)       injury or disease sustained by the Participant diagnosed or discovered subsequent to the date of his Separation from Service; and

(d)       injury or disease sustained by the Participant while working for anyone other than the Plan Sponsor or any Affiliate and arising out of such employment.

The determination of whether or not a Disability exists shall be determined by the Plan Administrator and shall be substantiated by competent medical evidence.

2.11     “Disability Retirement Allowance” means the SERP retirement benefits payable under Section 4.1(c) to a Participant who experiences a Separation from Service due to a Disability.

2.12     “Early Retirement Allowance” means the SERP retirement benefits payable under Section 4.3 to a Participant who retires prior to attaining Normal Retirement Age.

2.13	“Eligible Contracted Officer” means

(a)       for all purposes of Plan administration from January 1, 2004 until March 1, 2007, a Contacted Officer, but only for that period of time during which his or her employment agreement was in effect; and

(b)       for all purposes of Plan administration commencing on and continuing after March 1, 2007, either

(i)        a Contracted Officer, but only for that period of time during which his or her employment agreement was in effect and he or she occupies an officer position in a band level of 0 through 5; or

(ii)       a Grandfathered Officer, but only for that period of time during which his or her employment agreement was in effect and he or she occupies a position as a Contracted Officer

For purposes of Section 2.13(b)(ii), a Grandfathered Officer who is demoted from an officer position to a non-officer position shall not be treated as an Eligible Contracted Officer while occupying such non-officer position for any purpose.

2.14     “ERISA” means the Employee Retirement Income Security Act of 1974 and all regulatory guidance thereunder, as the same may be amended and modified from time to time.

2.15     “Final Average Compensation” means the average annual Compensation of a Participant measured over the final five (5) consecutive, whole calendar years during the Participant’s entire period of Creditable Service. If a Participant has less than five (5) consecutive, whole calendar years of Creditable Service, Final Average Compensation shall be computed over all such years.

2.16     “Grandfathered Officer” means a Contracted Officer who was an Active Participant immediately prior to March 1, 2007.

2.17     “LIP” means the portion of the Plan providing the life insurance premiums payment benefits described in Section 5.

2.18     “Nonforfeitable” refers only to the vested, unsecured contractual right of a Participant, if any, to benefits under this Plan. In no event, however, shall “Nonforfeitable” imply any preferred claim on, or any beneficial ownership interest in, any assets of the Plan Sponsor before those assets are paid to any Participant pursuant to the terms of the Plan. As provided in Section 8.5 below, certain events may result in the forfeiture even of Nonforfeitable benefits.

2.19	“Normal Retirement Age” means age 62.

2.20     “Normal Retirement Allowance” means the SERP retirement benefits payable under Section 4.2 to a Participant who retires on or after attaining Normal Retirement Age.

2.21     “Participant” means any Active Participant, Inactive Participant or Retired Participant.

(a)       “Active Participant” means an Eligible Contracted Officer of a Plan Sponsor from the time participation in the Plan begins pursuant to Section 3.1 until the earliest of the time:

(i)        the Participant retires and is entitled to SERP retirement benefits under Section 4,

(ii)	the Participant dies or becomes subject to a Disability,

(iii)	the Participant becomes an Inactive Participant,

(iv)      the Participant experiences a Separation from Service prior to becoming entitled to SERP retirement benefits under Section 4, except as otherwise provided in Section 9.5, or

(v)       the Participant ceases to be an Active Participant by reason of an event described in Section 9.3 or 9.5.

In addition, if an Active Participant is placed on inactive employee status, as defined by the Plan Administrator from time to time under uniform and nondiscriminatory rules, and, at the date of such change in status, the Participant has a Nonforfeitable right to his or her SERP retirement benefit, the Participant will continue as an Active Participant in the Plan.

(b)       “Inactive Participant” means a Participant who ceases to be an Active Participant, who has not become a Retired Participant and who either (i) continues to be an employee of the Company or an Affiliate but who, as a result of a change in status, ceases to be an Eligible Contracted Officer or (ii) has his or her Active Participant status terminated solely by reason of Section 2.21(a)(v). A Participant who earns a Nonforfeitable right to his or her SERP retirement benefit while an Inactive Participant shall be eligible for retirement benefits in accordance with Section 4 from and after the date the SERP retirement benefit becomes Nonforfeitable. As set forth in Section 3.5, for purposes of Sections 4.2(a)(1) and 4.2(b)(1), no increase in SERP retirement benefits shall be attributed to Compensation paid or for services rendered during the period of time that a Participant is classified as an Inactive Participant.

(c)       “Retired Participant” shall mean either (a) an Active Participant who has retired on or after meeting the requirements for a Normal, Early or Disability Retirement Allowance under Section 4 or (b) an Inactive Participant who met the requirements for a Normal, Early or Disability Retirement Allowance under Section 4 prior to becoming, or during his or her status as, an Inactive Participant and who subsequently retires.

2.22     “Plan” means this Tyson Foods, Inc. Supplemental Executive Retirement and Life Insurance Premium Plan, as from time to time amended, providing the SERP and LIP benefits described herein.

2.23     “Plan Administrator” means the person or persons appointed by the Board of Directors to administer the Plan on behalf of the Company and, in lieu of any such appointment, the administrative committee established by the Company generally responsible for the administration of the Company’s employee benefit plans.

2.24     “Plan Sponsor” means the Company and each Affiliate that has adopted the Plan with the approval of the Company.

2.25     “Separation from Service” shall mean a separation from service with the Company and its Affiliates within the meaning of Treasury Regulations Section 1.409A-1(h) and any successor guidance thereto. No Separation from Service shall occur while a Participant is on any bona fide leave of absence not in excess of six (6) months duration or, if longer, so long as the Participant’s right to reemployment is provided either by statute or contract.

2.26     “SERP” means the portion of the Plan providing the retirement benefits described in Section 4.

2.27     “Specified Employee” shall mean a Participant who is a key employee (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) of the Company (or an entity which is considered to be a single employer with the Company under Code Section 414(b) or 414(c)) at any time during the twelve (12) month period ending on December 31. Notwithstanding the foregoing, a Participant who is a key employee determined under the preceding sentence will be deemed to be a Specified Employee solely for the period of April 1 through March 31 following such December 31 or as otherwise required by Code Section 409A.

2.28	“Vesting Service” means:

(a)       The total number of years and completed months of continuous service rendered by an Active Participant as an Eligible Contracted Officer and, to the extent described in Subsection (c) below, by an Inactive Participant.

(b)       Vesting Service includes any periods of authorized leaves of absence from the Company or any Affiliate by a Participant in an otherwise eligible capacity, including but not limited to leaves required to be granted pursuant to the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act, and, notwithstanding any other provision of this Plan to the contrary, any period of an authorized leave of absence while disability benefits are being paid to the Participant under a short-term or long-term disability plan then maintained by the Company or an Affiliate.

(c)       The total number of years and completed months of continuous service rendered by an Inactive Participant for the Company or an Affiliate will be counted as Vesting Service under the following rules:

(i)        Eligible Contracted Officer to Ineligible Contracted Officer. An Active Participant who ceases to be an Eligible Contracted Officer but who continues to be a Contracted Officer until re-qualifying as an Active Participant shall receive credit for Vesting Service while his or her status as a Contracted Officer continues. This Clause (i) does not apply to any Grandfathered Participant because a Grandfathered Participant remains an Active Participant for as long as he or she is a Contracted Officer.

(ii)       Eligible Contracted Officer to Non-Officer. An Active Participant who ceases to be a Contracted Officer before re-qualifying as an Active Participant shall receive credit for Vesting Service performed for his or her prior continuous period of service as an Eligible Contracted Officer and/or an employee of the Company or an Affiliate, provided he or she returns to Contracted Officer status within five (5) years from losing that status; however, such credit shall count only for purposes of determining whether his or her SERP retirement benefits are Nonforfeitable and not for purposes of determining the amount of the SERP retirement benefit under either Section 4.2(a)(2) or Section 4.2(b)(2).

Subject to approval by the Plan Administrator, a Participant may be granted additional years of Vesting Service for purposes of determining benefits under the Plan. Additional service granted under provisions of an individual agreement between the Company or any Affiliate and a Participant or under any severance plan or policy of the Company covering the Participant shall also be included in determining Vesting Service, but only in accordance with the specific terms of such provisions.

SECTION 3

PARTICIPATION

3.1       Commencement of SERP Participation. Each Eligible Contracted Officer shall commence participation in the SERP as an Active Participant as of the later of March 12, 2004 or the effective date that the Contracted Officer becomes an Eligible Contracted Officer. Subject to Section 3.5 (in addition to any Creditable Service and corresponding Compensation recognized at the discretion of the Plan Administrator pursuant to Section 2.9), an Active Participant who ceases to qualify as an Active Participant shall recommence participation in the Plan as an Active Participant, on a prospective basis only, if the individual again satisfies the criteria for being an Active Participant.

3.2       Commencement of LIP Participation. An Active Participant is eligible for LIP benefits if he or she timely applies for and is issued a policy on his or her life of a type and by an insurer designated by the Plan Administrator effective as of the date of coverage indicated by such policy.

3.3       Termination of SERP Participation. When a Participant ceases to be an Active Participant (as defined in Section 2.21(a) hereof), he or she shall cease to be a Participant unless the Participant remains an Inactive Participant or becomes a Retired Participant. A Retired Participant shall remain a Participant until his or her date of death, unless his or her Nonforfeitable benefits are forfeited pursuant to Section 8.5.

3.4       Termination of LIP Participation. Except as provided in this Section 3.4, an Active Participant shall remain a Participant under the LIP portion of the Plan through the policy anniversary date immediately following his or her Separation from Service, unless:

(a)       his or her otherwise Nonforfeitable benefits are forfeited pursuant to Section 8.5;

(b)       the policy issued to the Participant, as contemplated by Section 3.2, is surrendered, modified or exchanged by the Participant or the Participant causes a diminution in the policy’s cash surrender value by withdrawing from, or borrowing against, the policy; or

(c)       the Participant refuses or neglects to cooperate with the Company in its efforts to confirm whether any circumstances described in Section 3.4(b) exist.

When a Participant ceases to be an Active Participant but continues in the service of the Company or an Affiliate, he or she shall cease to be a Participant under the LIP portion of the Plan as of the policy anniversary date immediately following his or her change in status and shall have no rights to LIP benefits thereafter unless and until the Participant re-qualifies as an Active Participant. A Participant who ceases to qualify as an Active Participant will again become eligible for the LIP portion of the Plan no earlier than the first day of the calendar month following the completion of three (3) full calendar months from the effective date of their return to Active Participant status.

As a condition to participation, or continued participation, in the Plan, a Participant shall be required to reimburse the Company for the reimbursable portion of any premium paid on the policy issued to the Participant in connection with his or her participation in the Plan if the Participant experiences a Separation from Service within one (1) year of his or her original date of hire with the Company or any Affiliate.

3.5       Inactive Participant. For purposes of Sections 4.2(a)(1) and 4.2(b)(1), no increase in SERP retirement benefits shall be attributed to Compensation paid or for services rendered during the period of time that a Participant is classified as an Inactive Participant. An Inactive Participant who never returns to the status of an Active Participant may become a Retired Participant and receive a SERP retirement benefit only if he or she has earned a Nonforfeitable right to SERP retirement benefits prior to losing his or her status as an Active Participant or earns a Nonforfeitable right to SERP retirement benefits as an Inactive Participant by reason of being credited with additional Vesting Service pursuant to Section 2.28. In addition, any Compensation paid or services rendered during any prior period of time when an Inactive Participant was an Active Participant shall be disregarded, except as provided below:

(a)       Return to Active Status. An Inactive Participant who has not earned a Nonforfeitable right to SERP retirement benefits prior to losing his or her status as an Active Participant and who returns to the status of an Active Participant may have Compensation and Creditable Service earned prior to becoming an Inactive Participant counted towards the calculation of his or her SERP retirement benefit in accordance with the following rules:

(i)        Eligible Contracted Officer to Ineligible Contracted Officer. An Active Participant who ceases to be an Eligible Contracted Officer but who continues to be a Contracted Officer until re-qualifying as an Active Participant shall receive credit for Compensation earned and Creditable Service performed for his or her prior period of time as an Eligible Contracted Officer for purposes of Sections 4.2(a)(1) and 4.2(b)(1). This Clause (i) does not apply to any Grandfathered Participant because a Grandfathered Participant remains an Active Participant for as long as he or she is a Contracted Officer.

(ii)       Eligible Contracted Officer to Non-Officer. An Active Participant who ceases to be a Contracted Officer before re-qualifying as an Active Participant shall receive credit for Compensation earned and Creditable Service performed for his or her prior period of time as an Eligible Contracted Officer for purposes of Sections 4.2(a)(1) and 4.2(b)(1), provided he or she returns to Eligible Contracted Officer status within five (5) years from losing that status.

(b)       Special Situations. A Participant who has his or her Active Participant status terminated solely by reason of Section 2.21(a)(v) shall be subject to be subject to the general provisions of the Plan, as expressly modified by Section 9.3 or 9.5, as applicable.

3.6       Ineligibility. Notwithstanding any other provision of the Plan, the Plan Administrator may exclude any Contracted Officer from participation in the SERP and/or the LIP, with or without the consent of the Contracted Officer, and no such exclusion shall require the provision of substitute consideration to the Contracted Officer(s) so excluded.

SECTION 4

SERP BENEFITS

4.1	Nonforfeitable Right to SERP Benefits.

(a)       An Active Participant who attains Normal Retirement Age, or an Inactive Participant who attains Normal Retirement Age and who is then a Contracted Officer, shall have a Nonforfeitable right to benefits under this Section 4, subject to the provisions of Section 8.5, and may retire and receive payment of a Normal Retirement Allowance under the SERP. Payment of the Normal Retirement Allowance shall commence as soon as practicable following the end of the calendar year in which the Participant actually experiences a Separation from Service on or after attaining Normal Retirement Age.

(b)       An Active Participant who has attained age 55 and whose combination of age (including completed whole calendar months of age) and years of Vesting Service equal or exceed 70, or an Inactive Participant who has attained age 55 and whose combination of age (including completed whole calendar months of age) and years of Vesting Service equal or exceed 70 and who is then a Contracted Officer, shall have a Nonforfeitable right to benefits under this Section 4, subject to the provisions of Section 8.5, and may retire prior to Normal Retirement Age and receive payment of an Early Retirement Allowance under the SERP. Payment of the Early Retirement Allowance shall commence as soon as practicable following the end of the calendar year in which the Participant actually experiences a Separation from Service.

(c)       An Active Participant, or an Inactive Participant who is then a Contracted Officer and, who has become subject to a Disability prior to earning a Nonforfeitable right to benefits under either Section 4.1(a) or (b) above shall have a Nonforfeitable right to benefits under this Section 4, subject to the provisions of Section 8.5, and may retire prior to Normal Retirement Ageand receive payment of a Disability Retirement Allowance under the SERP. Payment of the Disability Retirement Allowance shall commence as soon as practicable following the end of the calendar year in which the Participant actually experiences a Separation from Service due to a Disability.

(d)       A Participant who does not become entitled to payments pursuant to Section 4.1(a), (b) or (c) shall not be entitled to any SERP retirement benefits under the Plan.

4.2	Amount of Normal Retirement Allowance.

(a)       The annual Normal Retirement Allowance under the SERP for a Participant who has a Nonforfeitable right to such an allowance pursuant to Section 4.1 and who was a Eligible Contracted Officer before January 1, 2002 shall be equal to the greater of (1) or (2) below plus (3):

(1)       (i)        2% of the Participant’s Final Average Compensation multiplied by the most recent five years of the Participant’s Creditable Service (or if the Participant has less than five years of Creditable Service, 2% of the Participant’s Final Average Compensation multiplied by the Participant’s total Creditable Service); plus

(ii)       if the Participant has more than five years of Creditable Service, 1% of the Participant’s Final Average Compensation multiplied by the Participant’s years of Creditable Service in excess of five.

(2)       If the Participant has at least twenty (20) years of Vesting Service, the level, annual premium due under the life insurance policy described under Section 6.1, adjusted to the rate for such coverage charged to male, non-smokers; otherwise $0.

(3)       If the Participant has at least twenty (20) years of Vesting Service, forty-one percent (41%) of the amount determined under Section 4.2(a)(2) above; otherwise, $0.

(b)       The annual Normal Retirement Allowance under the SERP for a Participant who has a Nonforfeitable right to such an allowance pursuant to Section 4.1 and who became a Eligible Contracted Officer on or after January 1, 2002 shall be equal to the greater of (1) or (2) below plus (3):

(1)       1% of the Participant’s Final Average Compensation multiplied by the Participant’s years of Creditable Service.

(2)   If the Participant has at least twenty (20) years of Vesting Service, the level, annual premium due under the life insurance policy described under Section 6.1, adjusted to the rate for such coverage charged to male, non-smokers; otherwise $0.

(3)   If the Participant has at least twenty (20) years of Vesting Service, forty-one percent (41%) of the amount determined under Section 4.2(b)(2) above; otherwise, $0.

4.3       Amount of Early Retirement Allowance. The annual Early Retirement Allowance under the SERP for Participants who have a Nonforfeitable right to such an allowance pursuant to Section 4.1(b) shall be equal to the Normal Retirement Allowance determined in accordance with Subsection 4.2 except that the portion of the formula described in Section 4.2(a)(1) or 4.2(b)(1), as applicable, shall be based on the Participant’s Final Average Compensation and Creditable Service at the date of retirement and reduced so that it is the Actuarial Equivalent of the allowance that would be payable had the Participant retired at Normal Retirement Age.

4.4       Amount of Disability Retirement Allowance. The annual Disability Retirement Allowance under the SERP for Participants who have a Nonforfeitable right to such an allowance pursuant to Section 4.1(c) shall be equal to the sum of the amount described in Sections 4.2(a)(2) and 4.2(a)(3), without regard to whether the Participant has twenty (20) years of Vesting Service.

4.5       Cash Payments. If and when a Participant’s SERP retirement benefits first become Nonforfeitable pursuant to Section 4.1, the Participant shall be paid a cash amount, determined by the Plan Administrator, equal to the product of (a) the additional taxes under Section 3101 of the Code arising as a result of the vesting event, multiplied by (b) any percentage from 100% to 141%, with the percentage in any particular case to be selected by the Plan Administrator in its discretion. In its sole discretion, the Plan Administrator may apply all or any portion of the cash payment provided for under this Section 4.5 to the Participant’s tax withholding obligations. Any cash payment that becomes due pursuant to this Section 4.5 shall be made as soon as practicable following the date the SERP retirement benefits first become Nonforfeitable.

4.6       Restoration of Retired Participants to Service. Anything contained in this Plan to the contrary notwithstanding, if a Participant who has received or is receiving a Normal, Early or Disability Retirement Allowance again becomes an employee of the Company or any Affiliate, any retirement allowance payable under this Plan shall continue. On subsequent retirement, the retirement allowance payable to such Participant shall be based on Compensation and Creditable Service before and after the period of prior retirement, subject to the general terms and conditions set forth in the Plan.

4.7       Suspension of Certain Benefits. Notwithstanding any other provision of the Plan to the contrary, any payment of benefits due to, or on behalf of, a Participant who is a Specified Employee during the six-month period immediately following his or her Separation from Service shall be suspended and such suspended amounts shall be paid in a lump sum as soon as practicable following the expiration of such six-month period.

SECTION 5

FORMS OF SERP PAYMENT

SERP retirement benefits shall be paid annually for the life of the Retired Participant and shall cease as of the last annual payment date preceding the Participant’s death. The SERP portion of the Plan pays no pre-retirement benefits and no death benefits. No person other than a Retired Participant is eligible to receive SERP retirement benefits earned by that Participant.

SECTION 6

LIFE INSURANCE PREMIUM PAYMENTS

6.1       Amount of LIP Benefit. Effective January 1, 2007, the LIP benefit is an annual amount payable during the period that the Participant is an Active Participant and is equal to the sum of (a) the amount of the annual premium due under the policy described in Section 3.2 plus (b) the amount of the annual premium due under the policy described in Section 3.2 multiplied by the tax withholding rate for supplemental wages applicable to the Participant. The face amount of the death benefit under the policy shall depend upon the Participant’s band level as an Eligible Contracted Officer, as in effect on the applicable policy anniversary date of each calendar year. Any subsequent change in band level shall result in an adjustment to the policy’s death benefit as soon as administratively practicable, but no later than the next policy anniversary date which is at least thirty (30) days after the effective date of the change in band level. Notwithstanding the foregoing, the Plan Administrator may adjust the death benefit face amount corresponding to one or more band levels at any time.

6.2       Payment of LIP Benefit. The amount of the LIP benefit shall be paid in cash to the Active Participant; provided, however, that the Plan Administrator, in its sole discretion, may pay a portion of the LIP benefit directly to the insurer that issued the policy described in Section 3.1. A Participant’s status as an Active Participant must remain continuously in effect from the date of his or her initial commencement of participation in the Plan through the applicable policy anniversary date in order to qualify for that annual LIP benefit. The LIP benefit will be paid as soon as practicable after the applicable policy anniversary date.

6.3       Forfeiture of SERP Benefits. Notwithstanding any other provision of this Plan to the contrary, if an Active Participant forfeits the right to the continuation of LIP benefits pursuant to either Section 3.4(b) or (c), the Participant shall also forfeit that portion of his or her SERP benefits that would otherwise be payable pursuant to Section 4.2(a)(2) and (3) or 4.2(b)(2) and (3), as applicable, whether in the form of a Normal, Early or Disability Retirement Allowance.

SECTION 7

ADMINISTRATION OF THE PLAN

7.1       Rulemaking Authority. Except as otherwise specifically provided in the Plan, the Plan Administrator shall be the administrator of the Plan. The Plan Administrator shall have full authority to adopt procedural rules and to employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan.

7.2       Discretionary Authority. The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Participant shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Contracted Officers, Participants and other persons, subject to the provisions of the Plan and subject to applicable law.

7.3       Records and Reports. The Plan Administrator shall furnish Participants with all disclosures now or hereafter required by ERISA or the Code. The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan.

7.4       Non-Exclusive Description. The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or under applicable law.

SECTION 8

CERTAIN RIGHTS AND LIMITATIONS

8.1       No Right to Employment. The establishment of the Plan shall not be construed as conferring any legal rights upon any employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company or an Affiliate to discharge any employee and to treat such employee without regard to the effect which such treatment might have upon such employee as a Participant of the Plan.

8.2       Payments on Behalf of the Impaired. If the Plan Administrator shall find that a Participant is unable to care for his affairs because of illness, accident or is a minor, the Plan Administrator may direct that any benefit payment due such Participant, unless claim shall have been made therefor by a duly appointed legal representative, be paid to the spouse, a child, parent or other blood relative, or to a person with whom the Participant or other person resides. Any such payment so made shall be a complete discharge of the liabilities of the Plan with respect to such Participant.

8.3       Claim for Benefits. Each Participant, before any benefit shall be payable to or on behalf of such Participant, shall file with a member of the Plan Administrator at least thirty (30) days prior to the time of retirement, such information, if any, as shall be required to establish such person’s rights and benefits under the Plan.

8.4       Non-Alienation. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, attachment, encumbrance or charge, and any attempt so to do shall be void; nor shall any such benefit be in any manner liable for or subject to the debts, contract liabilities, engagements or torts of the person entitled to such benefit.

8.5       Forfeiture of Benefits Due to Misconduct. The obligation of a Plan Sponsor to make or continue payment of any benefits hereunder shall cease with respect to any Participant who is in breach of any material term of his or her employment contract; provided, however, if no such employment contract is then in existence or, if applicable, was in existence immediately prior to the Participant’s retirement, then the obligation of a Plan Sponsor to make or continue payment of any benefits hereunder shall cease with respect to any Participant who (a) at any time is convicted of a crime involving dishonesty or fraud relating to the Company or its Affiliates (b) at the time, without the Company’s written consent knowingly uses or discloses any confidential or proprietary information relating to the Company or its Affiliates or (c) within one year following Separation from Service, without the Company’s written consent, accepts employment with, or provides consulting services to, a principal competitor of the Company or its Affiliates.

8.6       Participant Status as General Creditor. All benefits payable under the Plan to a Participant shall be payable from the general assets of the Plan Sponsor who last employed the Participant. The Plan shall not be funded by the Company or any Affiliate. However, solely for its own convenience and the convenience of other Plan Sponsors, the Company reserves the right to provide for payment of benefits hereunder through a trust which may be irrevocable but the assets of which shall be subject to the claims of each Plan Sponsor’s general creditors in the event of the Plan Sponsor’s bankruptcy or insolvency, as defined in any such trust. In no event shall any Plan Sponsor be required to segregate any amount credited to any account, which shall be established merely as an accounting convenience; no Participant shall have any rights whatsoever in any specific assets of any Plan Sponsor or any trust established pursuant to this Section 8.6; no rights of any Participant hereunder shall be subject to participation, alienation, sale, transfer, assignment, pledge, garnishment, attachment or encumbrance nor to the debts, contracts, liabilities, engagements or torts of any Participant.

8.7       Withholding Obligations. When payments commence under the Plan, the Plan Sponsor shall have the right to deduct from each payment made under the Plan any required withholding taxes. The Plan Sponsor may deduct from an Active Participant’s Compensation any required withholding taxes attributable to the Participant’s participation in the Plan prior to the date payments commence.

8.8       Accelerated Payment of SERP Retirement Benefits. Notwithstanding any other provision of the Plan to the contrary, the Company shall cause each Plan Sponsor to make payments hereunder before such payments are otherwise due if it determines that the provisions of the Plan fail to meet the requirements of Code Section 409A and the rules and regulations promulgated thereunder; provided, however, that such payment(s) may not exceed the amount required to be included in income as a result of such failure to comply the requirements of Code Section 409A and the rules and regulations promulgated thereunder.

8.9       Establishment of Grantor Trust. Notwithstanding any other provision of the Plan to the contrary, no later than the effective date of a Change of Control under Section 2.4(b), (c), (d) or (f) and no later than thirty (30) days following the effective date of a Change of Control under Section 2.4(a) or (e), the Plan Sponsors collectively shall establish a trust as to which each Plan Sponsor is a “grantor”, within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Code. The trust so established shall contain the features set forth on Appendix A attached hereto. No action by the Board of Directors to amend the provisions of this Section 8.9 and Appendix A shall be given effect if such action is taken within sixty (60) days prior to, or at any time after, the effective date of a Change of Control.

SECTION 9

AMENDMENT AND TERMINATION OF THE PLAN

9.1       Right to Amend. Subject to the limitation described in Section 8.9, the Board of Directors may amend the Plan at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend or modify in whole or in part, any or all of the provisions of the Plan pursuant to its normal procedures; provided that no such modification or amendment shall adversely affect the SERP retirement benefits of Participants which had accrued and become Nonforfeitable under this Plan prior to the date such amendment or modification is adopted or becomes effective, whichever is later. The Board of Directors reserves the right to amend the Plan in any respect solely to comply with the provisions of Code Section 409A so as not to trigger any unintended tax consequences prior to the distribution of benefits provided herein. For purposes of this Section 9, “accrued” benefits refers to the benefits to which a Participant would be entitled, based on his Creditable Service and Compensation as of the date the determination is made.

9.2       Right to Terminate. The Board of Directors may terminate the Plan for any reason at any time provided that such termination shall not adversely affect the SERP retirement benefits of Participants which had accrued and become Nonforfeitable under the Plan prior to the date termination is adopted or made effective, whichever is later and no such termination of the Plan shall effect the termination of any grantor trust established pursuant to Section 8.9.

9.3	Effect of Plan Termination on SERP Benefits.

(a)       In the event the Plan is terminated, each Participant who has met the age and service requirements to be entitled to a benefit under the SERP shall have a Nonforfeitable right to a Normal Retirement Allowance described in Section 4.2(a) or (b), as applicable, which such Participant had accrued through the date of the termination of the Plan. Except as provided in Subsection (b), SERP retirement benefits will be paid in accordance with Section 4.2 or 4.3, as applicable.

(b)       Notwithstanding the provisions of Section 9.3(a), the Company may cause each Plan Sponsor to pay a lump sum Actuarial Equivalent value of any SERP retirement benefits due to Participants if the Company determines that such payment of SERP retirement benefits will not constitute an impermissible acceleration of payments under one of the exceptions provided in Treasury Regulations Section 1.409A-3(j)(4)(ix), or

any successor guidance. In such an event, payment shall be made at the earliest date permitted under such guidance.

9.4       Effect of Plan Amendment on SERP Benefits. In the event the Plan is amended or modified in whole or in part to reduce future accruals of SERP retirement benefits, the Participants affected by any such amendment or modification who have met the age and service requirements to be entitled to a SERP retirement benefit shall be treated with respect to the SERP retirement benefits that accrued through the date of such amendment or modification and were affected by such amendment or modification as if the Plan were terminated as of such date and their rights and entitlement to these benefits shall be determined under Section 9.3; provided, however, that such Participants shall be entitled to continue to accrue SERP retirement benefits after the date of such amendment or modification under such modified or amended terms of the Plan.

9.5	Effect of a Change of Control.

(a)       SERP Benefits. Notwithstanding Section 4.1(d) to the contrary, in the event of a Change of Control of the Company, any person who is an Active Participant in the SERP at the time of the Change of Control who subsequently experiences a Separation from Service, other than a voluntary termination of employment as defined in Plan Section 9.6 below, or who is adversely affected by a termination of the Plan shall be deemed to have a earned a minimum SERP retirement benefit equal to (i) the Normal Retirement Allowance determined under Section 4.2(a) or (b), as applicable, based upon the Participant’s Final Average Compensation and Creditable Service at the date of the Change of Control; (ii) without regard to whether he or she has met the age and service requirements otherwise required to be entitled to a SERP retirement benefit; and (iii) adjusted to an Actuarial Equivalent amount in accordance with the immediately succeeding sentence. Payment of a SERP retirement benefit under this Section 9.5 shall commence as soon as practicable following the end of the calendar year in which the Participant actually experiences a Separation from Service following the Change of Control and shall be reduced so that it is the Actuarial Equivalent of the allowance that would be payable had the Participant retired at Normal Retirement Age. In lieu of the SERP retirement benefit under this Section 9.5, a Participant shall be entitled to any alternative, greater benefit under Section 4.2, 4.3 or 4.4 (or successor provisions) as may be determined under the terms of the Plan as may be in effect from time to time following the Change of Control.

(b)       LIP Benefits. Notwithstanding Sections 3.4 to the contrary, each Participant who is an Active Participant immediately prior to the effective date of a Change of Control shall continue to receive the LIP benefit contemplated by Section 6.3 until the earlier of the Participant’s attainment of age 62 or Separation from Service, regardless of any subsequent termination of the Plan.

9.6       Voluntary Termination of Employment. For purposes of Plan Section 9.5, a voluntary termination of employment shall mean any Separation from Service initiated by the Participant except a Separation from Service initiated after:

(a)       any substantial adverse change in position, duties, title or responsibilities;

(b)       any material reduction in base salary or, unless replaced by equivalent arrangements, any material reduction in annual bonus opportunity or pension or welfare benefit plan coverages;

(c)       any relocation required by the Plan Sponsor to an office or location more than 25 miles from the Participant’s current regular office or location; or

(d)       any failure of the Plan Sponsor to obtain the agreement of a successor entity to assume the obligations set forth hereunder, provided that the successor has had actual notice of the existence of this arrangement and an opportunity to assume the Plan Sponsor’s responsibilities hereunder during a period of at least 10 business days after receipt of such notice; provided that, in order for a particular event to be treated as an exception to a “voluntary termination,” a Participant must assert such exception within 180 days after actual knowledge of the events giving rise thereto by giving the Plan Sponsor written notice thereof and an opportunity to cure. Notwithstanding the foregoing, in the event that any employment agreement between the Participant and a Plan Sponsor in effect at the time of such termination provides a definition of “constructive termination” or termination for “good reason” or similar terminology, such definition shall govern over the event described in this Section 9.6 to the extent that it provides addition exceptions to the events which are considered a voluntary termination.

  ARTICLE 10

CLAIMS REVIEW PROCEDURE

10.1     Notice of Denial. If a Participant is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Participant’s Disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Participant’s Disability) from the end of such initial period. With respect to a claim for benefits due to the Participant’s Disability, an additional extension of up to thirty (30) days beyond the initial 30-day extension period may be required for processing the claim. In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period. Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

10.2     Contents of Notice of Denial. If a Participant is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

(a)	the specific reasons for the denial;

(b)       specific references to the pertinent provisions of the Plan on which the denial is based;

(c)       a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)       an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review;

(e)       in the case of a claim for benefits due to a Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(f)        in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

10.3     Right to Review. After receiving written notice of the denial of a claim, a claimant or his representative shall be entitled to:

(a)       request a full and fair review of the denial of the claim by written application to the Plan Administrator (or Appeals Fiduciary in the case of a claim for benefits payable due to a Participant’s Disability);

(b)       request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

(c)       submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator or Appeals Fiduciary, as applicable; and

(d)       a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

10.4	Application for Review.

(a)       If a claimant wishes a review of the decision denying his claim to benefits under the Plan, other than a claim described in Subsection (b) of this Section 10.4, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial.

(b)       If the claimant wishes a review of the decision denying his claim to benefits under the Plan due to a Participant’s Disability, he must submit the written application to the Appeals Fiduciary within one hundred eighty (180) days after receiving written notice of the denial. With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall

(i)        consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(ii)       identify the medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

10.5     Hearing. Upon receiving such written application for review, the Plan Administrator or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator or Appeals Fiduciary received such written application for review.

10.6     Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing.  The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

10.7     Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

10.8     Decision on Review. No later than sixty (60) days (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) following the receipt of the written application for review, the Plan Administrator or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Participant’s Disability) after the date of receipt of the written application for review. If the Plan Administrator or Appeals Fiduciary determines that the extension of time is required, the Plan Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or Appeals Fiduciary expects to render its decision on review. In the case of a decision adverse to the claimant, the Plan Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

(a)	the specific reasons for the decision;

(b)       specific references to the pertinent provisions of the Plan on which the decision is based;

(c)       a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)       an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;

(e)       in the case of a claim for benefits due to the Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;

(f)        in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request; and

(g)       in the case of a claim for benefits due to a Participant’s Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.

  ARTICLE 11

ADOPTION BY AFFILIATES

Any Affiliate may, in the future, adopt this Plan provided that proper action is taken by the Board of Directors of such Affiliate and the participation of such Affiliate is approved by the Board of Directors. The administrative powers and control of the Company, as provided in this Plan, shall not be deemed diminished under this Plan by reason of the participation of any Affiliate and the administrative powers and control granted hereunder to the Plan Administrator shall be binding upon any Affiliate adopting this Plan. Each Affiliate adopting this Plan shall have the obligation to pay the benefits to its employees hereunder and no other Affiliate shall have such obligation and any failure by a particular Affiliate to live up to its obligations under this Plan shall have no effect on any other Affiliate. Any Affiliate may discontinue this Plan at any time by proper action of its Board of Directors subject to the provisions of Section 9.

[Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of August 13, 2007.

TYSON FOODS, INC.
By: /s/ Wade Miquelon
Title: Executive Vice President and Chief
Financial Officer

ATTEST:
By: /s/ R. Read Hudson
Title: Secretary

APPENDIX A

Mandatory Features of Grantor Trust

1.         The trust shall be immediately funded by the Plan Sponsors, to the extent of their proportionate shares, with cash or cash equivalents in an amount equal to the present value Actuarial Equivalent of unpaid SERP benefits accrued in favor of Participants determined as of the immediately preceding December 31st.

2.         Within thirty (30) days after each subsequent December 31st, the Plan Sponsors shall make additional contributions, to the extent of their proportionate shares, to the trust in an amount equal to the change in the present value Actuarial Equivalent of unpaid SERP benefits accrued in favor of Participants as of that December 31st when compared to the immediately preceding December 31st.

3.         The factors used in determining the Actuarial Equivalent of unpaid SERP benefits for all required funding contributions to the trust shall be the same mortality and/or empirical table(s) and rate(s) of interest as in use by the Plan Administrator six (6) months prior to the effective date of the Change of Control.

4.         The Plan Sponsors also shall fund and maintain a separate reserve under the trust from which the trustee shall charge its expenses. The reserve shall be maintained at a level of no less than $50,000.

5.         All portions of the trust shall be irrevocable and trust funds may only be used to provide for the payment of SERP benefits to Participants, to pay the expenses of the trustee and to satisfy the claims of the creditors of a Plan Sponsor in the event of insolvency; provided, however, that in event of an insolvency, only the trust funds attributable to the insolvent Plan Sponsor shall be subject to the claims of the creditors of that Plan Sponsor.

6.         The trustee shall have the sole discretionary authority to invest the trust funds and shall do so as if the trustee were subject to the provisions of Part 4, Title 1 of ERISA.

7.         The trust shall provide a mechanism for Participants to make a claim for payment of SERP benefits directly to the trustee and the trustee shall be granted the authority to approve payments of SERP benefits to a claiming Participant provided adequate evidence of entitlement to the benefit is demonstrated by the Participant.

8.         The initial trustee and any successor trustee appointed to serve as trustee of the trust shall be a bank that is authorized to exercise trust powers and has a capital of at least $250,000,000.

9.         The actual provisions of the trust agreement shall be in such form as negotiated between the Plan Sponsors and the trustee; provided, however, that no such provisions shall contradict or otherwise diminish the substance of the features of the trust described hereinabove.

FIRST AMENDMENT TO THE

TYSON FOODS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT

AND LIFE INSURANCE PREMIUM PLAN

THIS FIRST AMENDMENT is made on this 24th day of September, 2007, by TYSON FOODS, INC., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company maintains the Tyson Foods, Inc Supplemental Executive Retirement and Life Insurance Premium Plan (the “Plan”) originally effective as of March 12, 2004 and as most recently amended and restated as of March 1, 2007;

WHEREAS, the Company desires to amend the Plan to provide the Plan Administrator (as defined therein) with the discretion to reduce the minimum age requirement necessary to qualify selected participants for the receipt of an Early Retirement Allowance (as defined therein); and

WHEREAS, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

NOW, THEREFORE, the Company does hereby amend the Plan, effective as of the date first set forth above, by deleting Section 4.1(b) in its entirety and by substituting therefor the following:

“(b)   An Active Participant who has attained age 55 (or any earlier age as may be authorized in writing by the Plan Administrator in its sole discretion on a case-by-case basis) and whose combination of age (including completed whole calendar months of age) and years of Vesting Service equal or exceed 70, or an Inactive Participant who has attained age 55 (or any earlier age as may be authorized in writing by the Plan Administrator in its sole discretion on a case-by-case basis) and whose combination of age (including completed whole calendar months of age) and years of Vesting Service equal or exceed 70 and who is then a Contracted Officer, shall have a Nonforfeitable right to benefits under this Section 4, subject to the provisions of Section 8.5, and may retire prior to Normal Retirement Age and receive payment of an Early Retirement Allowance under the SERP. Payment of the Early Retirement Allowance shall commence as soon as practicable following the end of the calendar year in which the Participant actually experiences a Separation from Service.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written

TYSON FOODS, INC.
By: /s/ Wade Miquelon
Title: Executive Vice President and Chief
Financial Officer

SECOND AMENDMENT TO THE

TYSON FOODS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT

AND LIFE INSURANCE PREMIUM PLAN

THIS SECOND AMENDMENT is made on this 29th day of February, 2008, by TYSON FOODS, INC., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company maintains the Tyson Foods, Inc Supplemental Executive Retirement and Life Insurance Premium Plan (the “Plan”) originally effective as of March 12, 2004 and as most recently amended and restated as of March 1, 2007;

WHEREAS, the Company desires to amend the Plan to provide the Plan Administrator (as defined therein) with the discretion in limited circumstances to waive the requirement that a participant be employed as of a policy anniversary date in order to receive a life insurance premium payment benefit for the calendar year containing that policy anniversary date;

WHEREAS, the Company also desires to amend the Plan to clarify the timing of the commencement of the supplemental retirement benefits earned under the Plan; and

WHEREAS, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

NOW, THEREFORE, the Company does hereby amend the Plan, effective as of January 1, 2008, as follows:

1.         By deleting the last sentences of Subsections (a), (b) and (c) of Section 4.1 in their entirety and by adding a new Subsection (e) to Section 4.1 as follows:

“(e)    Payment of the Normal Retirement Allowance, Early Retirement Allowance or Disability Retirement Allowance, as applicable, to a Participant who is otherwise entitled to such an allowance shall commence within the first ninety (90) days of the calendar year immediately following the calendar year in which the Participant actually experiences a Separation from Service and successive payments shall be made during the same ninety (90)-day period in each subsequent calendar year during the Participant’s lifetime.”

2.	By deleting Section 4.5 in its entirety and by substituting therefor the following:

“4.5     FICA Payments. If and when a Participant’s SERP retirement benefits first become Nonforfeitable pursuant to Section 4.1, the Participant shall be paid a cash amount, determined by the Plan Administrator, equal to the product of (a) the additional taxes under Section 3101 of the Code arising as a result of the vesting event, multiplied by (b) any percentage from 100% to 141%, with the percentage in any particular case to be selected by the Plan Administrator in its discretion. In its sole discretion, the Plan

Administrator may apply all or any portion of the cash payment provided for under this Section 4.5 to the Participant’s tax withholding obligations. Any cash payment that becomes due pursuant to this Section 4.5 shall be made by March 15th of the calendar year following the calendar year the SERP retirement benefits first become Nonforfeitable.”

3.	By deleting Section 4.7 in its entirety and by substituting therefor the following:

“4.7     Suspension of Certain Benefits. Notwithstanding any other provision of the Plan to the contrary, any payment of benefits due to, or on behalf of, a Participant who is a Specified Employee during the six-month period immediately following his or her Separation from Service shall be suspended and such suspended amounts shall be paid within fifteen (15) business days after the expiration of such six-month period.”

4.	By deleting Section 6.2 in its entirety and by substituting therefor the following:

“6.2     Payment of LIP Benefit. The amount of the LIP benefit shall be paid in cash to the Active Participant; provided, however, that the Plan Administrator, in its sole discretion, may pay a portion of the LIP benefit directly to the insurer that issued the policy described in Section 3.1. A Participant’s status as an Active Participant must remain continuously in effect from the date of his or her initial commencement of participation in the Plan through the applicable policy anniversary date in order to qualify for that annual LIP benefit; provided, however, that the Plan Administrator, in its sole discretion, may elect to pay an additional annual LIP benefit for a year on behalf of a Participant who has a Nonforfeitable right to SERP benefits as of his or her Separation from Service if such Separation from Service occurs prior to the applicable policy anniversary date for that year. The LIP benefit will be paid within ninety (90) days following the applicable policy anniversary date.”

5.         By deleting the next to last sentence in Section 9.5(a) in its entirety and by substituting therefor the following:

“Payment of a SERP retirement benefit under this Section 9.5 shall commence within the first ninety (90) days of the calendar year immediately following the calendar year in which the Participant actually experiences a Separation from Service following the Change of Control and successive payments shall be made during the same ninety (90)-day period in each subsequent calendar year during the Participant’s lifetime. Each payment shall be reduced so that it is the Actuarial Equivalent of the allowance that would be payable had the Participant retired at Normal Retirement Age.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the day and year first above written

TYSON FOODS, INC.
By: /s/ Wade Miquelon
Title: Executive Vice President and Chief
Financial Officer